UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2008

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-31719 (Commission File Number)	13-4204626 (I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.
Molina Healthcare of Washington, Inc., a health plan subsidiary of the Company, has executed a one-year extension of its Basic Health Plan contract with the Washington State Health Care Authority. The contract extends through December 31, 2008 the same general terms and conditions of the parties’ existing Basic Health Plan contract. Based upon the health plan’s membership mix, the contract increases the blended per member per month rate from under the previous contract by approximately 5% as of January 1, 2008. As of September 30, 2007, there were approximately 34,000 Medicaid members covered under the contract, and revenues under the contract represented approximately 3.6% of the Company’s consolidated premium revenues through the first nine months of the Company’s 2007 fiscal year. A copy of the new contract is attached hereto as Exhibit 10.1.
Molina Healthcare of Washington has also executed a one-year extension of its Healthy Options Program contract with the State of Washington Department of Social and Health Services. The contract extends through December 31, 2008 the same general terms and conditions of the parties’ existing Healthy Options Program contract. Based upon the health plan’s membership mix, the contract increases the blended per member per month rate from under the previous contract by approximately 5% as of January 1, 2008. As of September 30, 2007, there were approximately 246,000 Medicaid members covered under the contract, and revenues under the contract represented approximately 22.4% of the Company’s consolidated premium revenues through the first nine months of the Company’s 2007 fiscal year. A copy of the new contract is attached hereto as Exhibit 10.2.
Molina Healthcare of California Partner Plan, Inc., a subsidiary of the Company and an affiliate of Molina Healthcare of California, has executed a one-year contract renewal with the California Department of Health Services with respect to the Sacramento Geographic Managed Care (GMC) program. The contract renewal extends through December 31, 2008 the same general terms and conditions of the parties’ previous contract covering Medi-Cal (California Medicaid) members in Sacramento County, California. Based upon the membership mix in Sacramento, the GMC contract also increases the blended per member per month rate from under the previous contract by approximately 14% as of January 1, 2008. As of September 30, 2007, there were approximately 16,000 Medi-Cal members covered under the contract, and revenues under the contract represented approximately 1% of the Company’s consolidated premium revenues through the first nine months of the Company’s 2007 fiscal year.
Although Molina Healthcare of Washington has not yet been provided a fully countersigned copy of the Basic Health Plan contract and Molina Healthcare of California Partner Plan has not yet been provided a fully countersigned copy of the Sacramento GMC contract, the Company believes that its health plan subsidiaries have entered into the respective contracts, that the contracts are enforceable in accordance with their terms, and that fully countersigned copies of the contracts will be provided to the health plans in the ordinary course of business and without amendment following standard processing by the relevant state financing agencies and the Centers for Medicare and Medicaid Services (CMS).
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This current report contains “forward-looking statements” identified by words such as “believes” and “anticipates.” In addition, any statements that explicitly or implicitly refer to the underlying assumptions of our expectations are forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risk that a state financing agency or CMS may disapprove of or wish to amend the form of a contract already executed by the relevant state health agency. The reader is urged to review the risk factors and other cautionary language found in our periodic reports and filings with the Securities and Exchange Commission and available for viewing on its website at www.sec.gov.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
No.	Description
10.1	Basic Health Plan and Basic Health Plus contract with Washington State Health Care Authority (HCA).
10.2	Healthy Options Program contract with State of Washington Department of Social and Health Services.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.
Date: January 8, 2008	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Basic Health Plan and Basic Health Plus contract with Washington State Health Care Authority (HCA).
10.2	Healthy Options Program contract with State of Washington Department of Social and Health Services.